INSTRUMENT OF FIDUCIARY SALE OF PERSONAL PROPERTY

I - PARTIES
A)- LENDERS
1. Corporate Name: Banco Pine S.A., hereinafter referred to as PINE.	CNPJ/MF 62.144.175/0001-20
Address: Avenida das Nações Unidas, 8501, 29th and 30th Floors - Ed. Eldorado Business Tower, Pinheiros, São Paulo, State of São Paulo	Postal Code: 05425-070
2. Corporate Name: Nossa Caixa Desenvolvimento - Agência de Fomento do Estado de São Paulo S.A., hereinafter referred to as NOSSA CAIXA DESENVOLVIMENTO.	CNPJ/MF 10.663.610/0001-29
Address: Rua da Consolação, 371 - Consolação, São Paulo, State of São Paulo	Postal Code: 01301-000
B)- BORROWER
Corporate Name: AMYRIS BRASIL LTDA	CNPJ/MF: 09.379.224/0001-20
Address: Rua James Clerk Maxwell, 315 - Techno Park - Campinas, State of São Paulo	Postal Code: 13.069-380
C)- DEPOSITARY(IES)
Name: AMYRIS BRASIL LTDA	CNPJ/MF: 09.379.224/0001-20
Address: Rua James Clerk Maxwell, 315 - Techno Park	City: CAMPINAS	State: SÃO PAULO
II - CREDIT INSTRUMENTS
A)- Name: BANK CREDIT NOTE	Number: 089/2012	Date: July 13, 2012
Loan Amount: TWENTY-TWO MILLION BRAZILIAN REAIS (R$22,000,000.00)	Term: ONE HUNDRED AND TWENTY (120) months	Interest Rate: 5.50% p.a.
Lender: BANCO PINE S/A
B)- Name BANK CREDIT NOTE	Number 2766	Date: (Issuance/execution) July 13, 2012
Loan Amount: THIRTY MILLION BRAZILIAN REAIS (R$30,000,000.00)	Term: ONE HUNDRED AND TWENTY (120) months	Interest Rate: 5.50% p.a.
Lender: NOSSA CAIXA DESENVOLVIMENTO

III - PROPERTY SUBJECT TO THE FIDUCIARY SALE
A)- Description: 01 - FARNESENE PRODUCTION SYSTEM, MOD. PEBR 10106, FINAME CODE: 288.753-3.
B)- Place where the Property shall be Deposited RODOVIA BROTAS/TORRINHA S/N, KM 7.5 - FAZENDA PARAÍSO - BROTAS, STATE OF SÃO PAULO
IV - CLAUSES AND CONDITIONS
The parties named and identified in TABLE I hereof hereby mutually agree to the Secured Fiduciary Sale of the personal property described and characterized in TABLE III hereof, which shall be governed, in general, by the applicable laws and regulations, and especially by the clauses and conditions below, which the parties mutually grant and accept and agree to duly comply with and observe, on their behalf and on behalf of their successors.
SECTION ONE - In order to guarantee full and due comp liance with all main and ancillary obligations assumed by BORROWER under the Credit Instruments described in TABLE II hereof, individually or in addition to other guarantees, BORROWER, as lawful owner, hereby lawfully transfers the Property described and characterized in TABLE III hereof to the LENDERS identified in TABLE I of the preamble by means of a Fiduciary Sale, in accordance with the provisions of article 66-B of Law No. 4728, of July 14, 1965, as amended by Law 10931, of August 3, 2004, of Decree-Law No. 911, of October 1st, 1969, as amended by Law 10931/2004, and in article 1361 et seq. of the Brazilian Civil Code.
SECTION TWO - BORROWER hereby represents, for all legal purposes and effects and subject to the penalties of law, that it has full title and peaceable possession of the property subject to this Secured Fiduciary Sale and that said property is completely free and clear of any and all liens, debts, doubts or disputes, as well as of any connection to any other obligation assumed to third parties.
Sole Paragraph - As a result of the Fiduciary Sale agreed hereunder, LENDERS, as holders of the title, possession and of the rights and actions on such property, hereby authorize BORROWER to maintain the direct and precarious possession thereof until full compliance with all obligations assumed under the Credit Instruments referred to in TABLE II hereof, for which reason it shall be liable for all obligations and burdens as depositary of this property, pursuant to the civil and criminal law.

SECTION THREE - BORROWER agrees to take out, within at most fifteen (15) days after the date of execution hereof, an all-risk insurance covering all risks that may result in loss, deterioration or deficiency of the property subject to the fiduciary sale, and carry such insurance during the term of effectiveness of the Credit Instruments referred to in TABLE II hereof, indicating PINE as the first beneficiary of this insurance, so that in the event of loss the indemnity is directly paid to PINE by the Insurance Company.
Paragraph One - If the property subject to the fiduciary sale is already covered by insurance with the same characteristics mentioned in the head provision of this section, BORROWER hereby agrees to include, in the respective policy or policies, the beneficiary provision set forth therein.
Paragraph Two - The indemnity received by PINE under this section may be used by LENDERS for amortization or payment of the debt under the Credit Instruments referred to in TABLE II hereof.
Paragraph Three - If the indemnity received by PINE from the Insurance Company under this section, even if for total loss, and regardless of the cause of the loss, including act of God or force majeure, is not sufficient to satisfy in full the credit of LENDERS under the Credit Instruments referred to in TABLE II hereof, BORROWER shall remain liable for the balance.
Paragraph Four - If the Insurance is taken out for a shorter term than the term of the Loans under the Credit Instruments referred to in TABLE II hereof, BORROWER agrees to renew the Insurance of the property subject to the fiduciary sale upon termination of the corresponding Policy, submitting copies of the new Policies to LENDERS.
Paragraph Five - Failure to prove that the Insurance covering the property pursuant to the provisions of this section was taken out and maintained shall result in the early maturity of the Credit Instruments referred to in TABLE II and imposition of the penalties set forth therein.
Paragraph Six - Without prejudice to the other provisions of this section, BORROWER agrees to maintain the property subject to fiduciary sale hereunder in perfect state of conservation, as well as to defend it from nuisance by third parties, therefore assuming the liabilities and statutory liens attributed to the depositary, it being understood that liabilities resulting from the possession and/or use of the property, including tax and criminal liabilities, even if resulting from act of God or force majeure or caused by third-party actions, shall be exclusively assumed by BORROWER.

SECTION FOUR - BORROWER may neither assign, sell, give, give in payment, lease or pledge as security nor transfer in any way, wholly or in part, the property subject to fiduciary sale, under penalty of imposition of the sanctions set forth in article 171, paragraph 2 of the Penal Code.
SECTION FIVE - At any time, regardless of early or timely maturity of the secured debt, BORROWER may amicably deliver, no judicial or extrajudicial measure being required, the property subject to the fiduciary sale to LENDERS, which may keep it, should this be the case, in their possession until payment of all obligations secured hereunder and, in the event of default - or earlier - sell such property, in the form and for the effects set forth in Decree-Law No. 911/1969, as well as in article 66-B of Law No. 4728/1965, as amended by Law No. 10931/2004.
Paragraph One - In the event of default, BORROWER shall provide LENDERS, within the term set forth in the notice contemplated in section thirteen, with the property subject to the fiduciary sale, under penalty of judicial seizure thereof, in which case LENDERS are hereby authorized and irrevocably and irreversibly vested in the right to sell such property to third parties and use the proceeds of the sale for payment of their credits, pursuant to the provisions of the corresponding Credit Instruments referred to in TABLE II hereof, including all expenses resulting from collection and sale of the Property, delivering any resulting balance to BORROWER.
Paragraph Two - If the proceeds of the sale of the property subject to the fiduciary sale are not sufficient for payment of LENDERS' credits in full, including the expenses resulting from collection and sale of the Property, BORROWER shall remain liable until final and full payment of the remaining debt.
Paragraph Three - In case LENDERS do not wish to or cannot sell the property of which they are the fiduciary owners, they are entitled to enforce the debt against BORROWER, pursuant to the provisions of the corresponding Credit Instruments referred to in TABLE II hereof.
Paragraph Four - If the proceeds of the sale of the property subject to the fiduciary sale are not sufficient for full payment of LENDERS' credit, as provided in the Credit Instruments referred to in TABLE II hereof, including the collection expenses, BORROWER shall remain liable until final and full payment of the debts under said Credit Instruments.

SECTION SIX - This security shall remain valid and effective until full compliance with the obligations of BORROWER agreed under the Credit Instruments referred to in TABLE II hereof, including any possible renewal thereof and amendment thereto.
SECTION SEVEN - BORROWER irrevocably and irreversibly agrees to provide, at its expenses, within: (i) five (5) business days after execution hereof or of any amendment hereto, proof of filing of a request for registration hereof or of the respective amendment hereto with the Registry of Deeds and Documents of the Judicial District of the City of Brotas, State of São Paulo; and (ii) thirty (30) consecutive days after execution hereof or of any amendment hereto, proof of registration hereof or of the respective amendment hereto with the Registries of Deeds and Documents of the Judicial Districts of the Cities of Brotas, Campinas and São Paulo, in the State of São Paulo.
SECTION EIGHT - BORROWER irrevocably and irreversibly authorizes LENDERS to offset, as provided in article 368 of the Brazilian Civil Code and other applicable rules, any debt related to the security given hereunder and/or under the Credit Instruments referred to in TABLE II hereof against any current or future credit of BORROWER, whether due or coming due. The aforementioned setoff especially involves, without limitation, credits represented by bonds or securities, fixed-income bonds, balances in freely operated accounts, financial investments, bank deposit certificates or any other bond or obligation, and it shall apply in any event of default by BORROWER, which shall have a three (3)-business day term to cure the alleged default upon receipt of formal notice by LENDERS. In the event of credits coming due, LENDERS are authorized by BORROWER to declare the maturity thereof on the same maturity dates of the obligations assumed hereunder or under the secured Credit Instruments for the amounts to be offset.
Sole Paragraph - All payments to LENDERS set forth herein or agreed hereunder or under the secured Credit Instruments shall be credited to or debited from the bank account held by BORROWER, as the case may be, by means of any appropriate transfer and bank credit instrument. BORROWER agrees to maintain sufficient balance for timely payment of the amounts due hereunder and under the secured Credit Instruments.
SECTION NINE - The Depositaries identified in TABLE IV hereof execute this Instrument and represent that they have full knowledge of and agree with the provisions hereof, expressly accepting all burdens inherent to Depositaries as provided by Law, and they hereby agree to maintain the property received for deposit at a safe place, promoting the integrity and conservation thereof, as well as to deliver it to LENDERS upon request, under penalty of being imposed the sanctions set forth in the applicable law.

SECTION TEN - BORROWER and the Depositaries hereby allow LENDERS to examine and inspect the property subject to fiduciary sale pursuant to the provisions hereof, including by means of their authorized representatives, which shall be granted by BORROWER and/or Depositaries free access to the facilities where such property is deposited.
SECTION ELEVEN - This Instrument is an integral and inseparable part of the Credit Instruments referred to in TABLE II, forming one sole instrument for all legal purposes and effects.
Sole Paragraph - The parties hereby confirm, for all due purposes and effects, all terms, clauses and conditions of the Credit Instruments referred to in TABLE II hereof, which shall remain unchanged.
SECTION TWELVE - The parties elect the Central Courts of the Judicial District of São Paulo, State of São Paulo, to resolve all disputes hereunder, provided the parties hereby waive any other court, no matter how privileged it may be.
SECTION THIRTEEN - The parties agree that notwithstanding any provision to the contrary herein, before LENDERS declare the early maturity for any reason, or before the imposition of any fine or other penalty, LENDERS agree to send BORROWER written notice of the default, granting BORROWER a five (5)-day term as from receipt of such notice for it to cure such default.
SECTION FOURTEEN - Upon full payment of the Loans agreed under the Instruments mentioned in TABLE II, LENDERS agree to issue an Instrument of Release with respect to the Fiduciary Sale of the Property pledged as security within up to thirty (30) consecutive days after receipt of the notice sent by BORROWER.

SECTION FIFTEEN - BORROWER AND THE DEPOSITARIES REPRESENT, FOR ALL PURPOSES AND EFFECTS, THAT THEY HAVE READ AND AGREED TO ALL CONDITIONS SET FORTH HEREIN, INCLUDING IN THE PREAMBLE HEREOF.
IN WITNESS WHEREOF, the parties execute this instrument in four (4) counterparts of equal form and substance, for the same effect, in the presence of the two (2) undersigned witnesses.
São Paulo, July 13, 2012.
LENDER: BANCO PINE S.A.
/s/ illegible        /s/ José Quarezemin
Formalization Manager

LENDER: NOSSA CAIXA DESENVOLVIMENTO - AGÊNCIA DE
FOMENTO DO ESTADO DE SÃO PAULO S.A.

/s/ Gilberto Fioravante        /s/ Ana Paula Alves Shuay
Business and Operations Supervisor    Business and Operations Supervisor

BORROWER: AMYRIS BRASIL LTDA
/s/ Paulo Diniz        /s/ Felipe M. Caram

DEPOSITARY: AMYRIS BRASIL LTDA
/s/ Paulo Diniz        /s/ Felipe M. Caram

WITNESSES:
/s/ Anderson Antonio Fernandes                /s/ Laerte Casarini Jr.
Name: Anderson Antonio Fernandes            Name: Laerte Casarini Jr.
ID: illegible                        ID: illegible